Exhibit 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE May 8, 2009

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES EARNINGS

BUCHANAN, VIRGINIA. May 8, 2009 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending March 31, 2009. Net income for the first quarter amounted to $341,328. This amount compares to $670,804 for the same period last year, representing a decrease of $329,476 or 49.12%. Both basic and diluted earnings per share decreased $0.27 from $0.54 at March 31, 2008 to $0.27 at March 31, 2009.

At March 31, 2009 total assets amounted to $302,350,490, total deposits were $273,601,360, net loans were $257,766,837 and total stockholders’ equity was $25,848,995.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., states “Our Company’s earnings remain below our expectations, due primarily to the extended period of historically low interest rates, which has adversely affected our net interest margin, and also due to a continued loan loss provision expense, which is in response to the weakness in the economy. Although we are experiencing credit quality issues due to the current economic environment, the Company’s balance sheet, liquidity and capital levels remain strong.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

March 31, 2009 and December 31, 2008

	(Unaudited) March 31, 2009	(Audited) December 31, 2008

Assets
Cash and due from banks	$8,847,187	$8,621,683
Interest-bearing deposits with banks	420,873	200,951
Federal funds sold	3,456,000	—
Investment securities available for sale	16,862,854	16,618,498
Investment securities held to maturity (fair value approximates $607,006 at March 31, 2009 and $1,342,387 at December 31, 2008)	600,000	1,350,000
Restricted equity securities	581,000	550,900
Loans, net of allowance for loan losses of $3,938,564 at March 31, 2009 and $3,780,725 at December 31, 2008	257,766,837	252,940,323
Property and equipment, net	8,207,298	8,301,847
Accrued income	1,504,182	1,454,202
Foreclosed assets	1,300,766	1,363,016
Other assets	2,803,493	2,990,591

Total assets	$302,350,490	$294,392,011

Liabilities and stockholders’ equity

Liabilities
Noninterest-bearing deposits	$32,432,151	$33,815,283
Interest-bearing deposits	241,169,209	230,727,185

Total deposits	273,601,360	264,542,468

Federal funds purchased	—	1,113,000
Accrued interest payable	868,973	814,621
Other liabilities	2,031,162	2,330,158

Total liabilities	276,501,495	268,800,247

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value, 2,500,000 shares authorized, 1,245,300 issued and outstanding at March 31, 2009 and December 31, 2008	1,245,300	1,245,300
Additional paid-in capital	1,618,584	1,618,584
Retained earnings	24,234,258	24,067,271
Accumulated other comprehensive loss	(1,249,147)	(1,339,391)

Total stockholders’ equity	25,848,995	25,591,764

Total liabilities and stockholders’ equity	$302,350,490	$294,392,011

Botetourt Bankshares, Inc.

Consolidated Statements of Operations

For Three Months Ended March 31, 2009 and 2008 (unaudited)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)	(Unaudited)
Interest income
Loans and fees on loans	$4,066,666	$4,340,172
Federal funds sold	999	19,944
Investment securities:
Taxable	95,542	114,951
Exempt from federal income tax	76,827	87,053
Dividend income	572	12,299
Deposits with banks	114	2,128

Total interest income	4,240,720	4,576,547

Interest expense
Deposits	1,731,480	2,053,540
Federal funds purchased	1,492	18,396

Total interest expense	1,732,972	2,071,936

Net interest income	2,507,748	2,504,611

Provision for loan losses	475,000	45,000

Net interest income after provision for loan losses	2,032,748	2,459,611

Noninterest income
Service charges on deposit accounts	196,545	139,453
Mortgage origination fees	57,371	74,917
Other income	242,702	224,415

Total noninterest income	496,618	438,785

Noninterest expense
Salaries and employee benefits	1,157,780	1,075,641
Occupancy and equipment expense	243,687	254,562
Foreclosed assets, net	72,776	9,391
Other expense	578,112	589,771

Total noninterest expense	2,052,355	1,929,365

Income before income taxes	477,011	969,031

Income tax expense	135,683	298,227

Net income	$341,328	$670,804

Basic earnings per share	$0.27	$0.54

Diluted earnings per share	$0.27	$0.54

Dividends declared per share	$0.14	$0.21

Basic weighted average shares outstanding	1,245,300	1,243,746

Diluted weighted average shares outstanding	1,245,300	1,245,293